Exhibit 10.1

BRIDGE NOTE PURCHASE AGREEMENT

                                This BRIDGE NOTE PURCHASE AGREEMENT (this “Agreement”) between each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Lender” and collectively the “Lenders”) and KeyOn Communications Holdings, Inc., a Delaware corporation (the “Company”), is made as of November 6, 2007.  The Lenders and the Company, each intending to be legally bound, hereby agree as follows:

WITNESSETH

                WHEREAS, in order to provide bridge financing for the Company, the Company desires to (i) sell promissory notes in the aggregate principal amount of up to Seven Hundred Fifty Thousand Dollars ($750,000), in substantially the form set forth on Exhibit A hereto (each note, a “Note” and, multiple notes, collectively, the “Notes”) and (ii) issue Warrants (as hereinafter defined), in substantially the form set forth on Exhibit B hereto, to purchase shares of the Company’s common stock, $.001 par value per share (the “Common Shares”), subject to the terms and conditions set forth herein and therein (the “Offering”).

                NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and the Lenders hereby agree as follows.

1.             Commitments to Purchase Notes and Issue Warrants.

1.1.          Subject to and upon the terms and conditions set forth herein, each Lender with a Commitment (as hereinafter defined), severally and not jointly, agrees to purchase from the Company a Note or Notes, which Note or Notes shall be several, not joint, obligations of the Lenders. For purposes hereof, “Commitment” shall mean, for each Lender, an irrevocable commitment to provide the Company with the amount set forth opposite such Lender’s name in Schedule I directly below the heading entitled “Commitment”. The Notes shall be due and payable on the earlier of (a) November     , 2008 or (b) upon consummation of a transaction (or series of related transactions) after the date of this Agreement in which the Company issues and sells shares of its capital stock or securities convertible into shares of capital stock in exchange for aggregate gross proceeds of not less than $5 million (the “Subsequent Offering”).

1.2.          Subject to and upon the terms and conditions set forth herein, the Company shall issue each of the Lenders listed on Schedule I hereto, severally and not jointly, warrants (a) to purchase one (1) share of the Company’s Common Shares for every Eight Dollars ($8.00) of such Lender’s Commitment and (b) having an exercise price equal to the greater of (i) $6.70 per shares or (ii) the price per Common Share sold to investors in a Subsequent Offering that occurs on or before December 31, 2007 and term of five (5) years (the “Warrants”).

The Notes and Warrants are speculative, and investment therein involves a high degree of risk. Each Lender is urged to carefully consider the business and prospects of the Company. Each Lender must be prepared to bear the economic risk of its investment for an indefinite period and be able to withstand a total loss of its investment.

2.             Draw Down Notice. Each Lender shall fund its respective Note upon three (3) business day’s prior written notice (a “Notice of Draw-Down”). Moreover, no later than 1:00 P.M. Eastern Time on the date specified in a Notice of Draw-Down, the recipient of such Notice of Draw-Down shall deliver to the Company, in immediately available funds, the amount set forth in the Notice of Draw-Down (the “Draw Down Amount”), up to such Lender’s unfunded Commitment. The failure of any Lender to deliver the Draw Down Amount on the date specified in any Notice of Draw-Down shall cause the automatic forfeiture of such Lender’s unexercised Warrants. Notwithstanding anything to the contrary contained herein, the Company may not submit a Notice of Draw-Down following the Maturity Date (as defined in the Note).

3.             Representations and Warranties of the Company.  The Company represents and warrants to Lenders as follows, in each case as of the date hereof:

3.1.          The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own, lease, license and use its properties and assets and to carry out the business in which it proposes to engage.

3.2.          The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue and sell the Notes and Warrants hereunder, and the Common Shares issuable upon exercise of the Warrants (collectively, the “Subject Securities”). All necessary proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement, the Notes and the Warrants (collectively, the “Transaction Documents”). The Transaction Documents have been duly authorized by the Company and, when executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms. The Subject Securities are duly authorized, and when issued pursuant to the Transaction Documents, will be validly issued.

3.3.          No consent of any party to any contract, agreement, instrument, lease or license to which the Company is a party or to which any of its properties or assets are subject is required for the execution, delivery or performance by the Company of any of the Transaction Documents or the issuance and sale of the Subject Securities.

3.4.          The execution, delivery and performance of Transaction Documents and the issuance and sale of the Subject Securities will not violate or result in a breach of, or entitle any party (with or without the giving of notice or the passage of time or both) to terminate or call a default under any contract or agreement to which the Company is a party or violate or result in a breach of any term of the certificate of incorporation or by-laws of the Company, or, assuming compliance with applicable state securities or “blue sky” laws, violate any law, rule, regulation, order, judgment or decree binding upon, the Company, or to which any of its operations, businesses, properties or assets are subject, the breach, termination or violation of which, or default under which, would have a material adverse effect on the operations, business, properties or assets of the Company.

3.5.          Except to the extent modified by the Offering, the Company’s capitalization is disclosed in the SEC Filings (as defined below).

3.6.          There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company in connection with the sale of the Subject Securities to Lender based on any agreement, arrangement or understanding with or known to the Company.

3.7.          Except as would not reasonably be expected to have a Material Adverse Effect (as defined below), the Company is not in violation or default of any provisions of its certificate of incorporation or bylaws, as may be amended, as applicable, any instrument, judgment, order, writ or decree, or any material provision of any contract or agreement, to which it is a party or by which it is bound or of any provision of federal, state or local statute, rule or regulation applicable to the Company or its business.  Except as would not reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement, or require any consent, waiver or approval thereunder, or constitute an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

3.8.          Except as disclosed in the SEC Filings, the Company is not a party to any litigation, action, suit, proceeding or investigation, nor, to the knowledge of the Company, has any litigation, action, suit, proceeding or investigation been threatened against the Company where such litigation, action, suit, proceeding or investigation would, if adversely determined, reasonably be expected to (a) have a material adverse affect on the financial condition of the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the other Transaction Documents (either (a) or (b), a “Material Adverse Effect”).

3.9.          The Company has good and marketable title to its properties and assets held in each case free and clear of all liens, pledges, security interests, encumbrances, attachments or charges of any kind (each a “Lien”), except for (a) Liens for taxes that are not yet due and payable, (b) Liens that do not or are not reasonably likely to result in a Material Adverse Effect or (c) Liens disclosed in the SEC Filings (Liens described in clauses (a), (b) and (c) are referred to as “Permitted Liens”).  With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the Company’s knowledge, the Company holds valid leasehold interests in such property and assets free and clear of any Liens of any other party other than the lessors of such property and assets, except for Permitted Liens.

3.10.        Except as disclosed in the Financial Statements (as defined below), incurred pursuant to the sale of the Subject Securities or incurred in the ordinary course of business, the Company has no obligations or liabilities of any kind (absolute or contingent, direct or indirect) pursuant to any agreement of any kind related to any indebtedness of any kind.

3.11.        The Company owns, free and clear of all Liens other than Permitted Liens, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights material to the operation of the Company’s business, and any applications related to any of the foregoing.

3.12.        All reports required to be filed by the Company since and including the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2007, to and including the date hereof (collectively, the “SEC Filings”) have been duly filed with the Securities and Exchange Commission, complied at the time of filing in all material respects with the requirements of their respective forms and were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.13.        The financial statements and supporting schedules (the “Financial Statements”) included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2007, as amended on September 24, 2007, are complete and correct in all material respects and present fairly the financial position of the Company as of the dates specified and the results of operations for the periods specified, in each case, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto. Since June 30, 2007, there has not been, except where it was either disclosed in the SEC Filings or would not reasonably be expected to have a Material Adverse Effect, (a) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption, purchase or acquisition of, any shares of the capital stock or other securities of the Company, (b) any disposition of any tangible or intangible material asset of the Company, (c) any damage, destruction or loss (whether or not covered by insurance) of any material asset of the Company, or (d) any change in the accounting methods, practices or policies followed by the Company or any change in depreciation or amortization policies or rates theretofore adopted, which has not been adequately provided for or disclosed in the Financial Statements.

4.             Representations, Warranties and Covenants of Lender.  Each Lender hereby represents and warrants to, and agrees with, the Company as follows:

4.1.          The Subject Securities are being offered and issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of such Act. Such Lender is an “Accredited Investor” (as defined in Rule 501 promulgated under the Securities Act), and the Company is relying on the representations made such Lender in this Agreement in determining the availability of such exemption.

4.2.          Each of the Transaction Documents to which such Lender is party has been duly executed and delivered by such Lender and constitutes the legal, valid and binding obligation of such Lender, enforceable against such Lender in accordance with its terms.

4.3.          Neither the execution, delivery nor performance of the Transaction Documents by such Lender violates or conflicts with, creates (with or without the giving of notice or the lapse of time, or both) a default under or a lien or encumbrance upon any of such Lender’s assets or properties pursuant to, or requires the consent, approval or order of any government or governmental agency or other person or entity under (a) any note, indenture, lease, license or other agreement to which such Lender is a party or by which it or any of its assets or properties is bound or (b) any statute, law, rule, regulation or court decree binding upon or applicable to such Lender or its assets or properties.

4.4.          Such Lender has received, read carefully and is familiar with the Transaction Documents and the SEC Filings.

4.5.          Such Lender is familiar with the business, plans and financial condition of the Company; such Lender has received all materials that have been requested by such Lender; such Lender has had a reasonable opportunity to ask questions of the Company and its representatives, and the Company has answered to the satisfaction of such Lender all inquiries that such Lender or such Lender’s representatives have put to it. Such Lender has had access to all additional information that such Lender has deemed necessary to verify the accuracy of the information set forth in this Agreement and the SEC Filings, and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed under this Agreement.

4.6.          Such Lender acknowledges that the commitment to purchase the Subject Securities pursuant hereto is and shall be irrevocable and the agreements contained herein shall survive the insolvency, death or disability of such Lender.

4.7.          Such Lender has prior investment experience, including investment in securities which are non-listed, unregistered and/or not traded on an automated quotation system; such Lender recognizes the highly speculative nature of an investment in the Subject Securities; and such Lender is able to bear the economic risk which Lender hereby assumes.

4.8.          Such Lender understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

4.9.          Such Lender acknowledges that such Lender has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Subject Securities. In particular, such Lender agrees that no sale, assignment or transfer of any of the Subject Securities acquired by such Lender shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless (a) the sale, assignment or transfer of such Subject Securities is registered under the Securities Act, it being understood that the Subject Securities are not currently registered for sale and that the Company has no obligation to so register the Subject Securities; (b) the Subject Securities are sold, assigned or transferred in accordance with all the requirements and limitations of an exemption from registration under the Securities Act. Such Lender further understands that an opinion of counsel satisfactory to the Company and other documents may be required to transfer the Subject Securities.

4.10.        Such Lender acknowledges that the Subject Securities to be acquired will be subject to a stop transfer order and any certificate or certificates evidencing any Subject Securities shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”

4.11.        Such Lender will acquire the Subject Securities for such Lender’s own account (or, if such individual is married, for the joint account of such Lender and such Lender’s spouse either in joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein in violation of the securities laws, and has no present intention of distributing or selling to others any of such interest or granting any participation therein in violation of the securities laws.

4.12.        Such Lender is not relying on any representations and warranties of the Company other than those in this Agreement.

4.13.        Such Lender is not entering into this Agreement or purchasing the Subject Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation by a person other than a representative of the Company with which such Lender had a pre-existing relationship in connection with investments in securities generally.

4.14.        Such Lender is not relying on the Company or its officers, directors or professional advisors for advice with respect to the tax and other economic considerations of an investment.

4.15.        Such Lender understands that the net proceeds from the sale of the Subject Securities may be used for such purposes as the Company determines from time to time.

4.16.        Such Lender has not engaged any broker or other person or entity that is entitled to a commission, fee or other remuneration as a result of the execution, delivery or performance of this Agreement.

4.17.        Such Lender represents, warrants and covenants to the Company as set forth in Schedule 4.17, which is incorporated herein by reference.

5.             Indemnification.

5.1.          General.  Each Lender understands the meaning and legal consequences of the representations, warranties and agreements contained in this Agreement and the other Transaction Documents, including without limitation Section 4 hereof, and agrees to indemnify and hold harmless the Company and each officer, director, partner, employee, agent and controlling person of the Company, past, present or future, from and against any and all loss, damage or liability (collectively, “Losses”) due to or arising out of a breach of any such representation, warranty or agreement.  The Company shall indemnify and hold harmless each Lender and each officer, director, partner, employee, agent and controlling person of such Lender, past, present or future, from and against any and all Losses due to or arising out of a breach of any representation, warranty or agreement by the Company in this Agreement or any other Transaction Document.

5.2.          Limitation on Indemnification.  The maximum amount payable by each Lender, on the one hand, or the Company, on the other hand, to all indemnified parties in respect of claims made for indemnification under Section 5.1 shall not exceed, in the aggregate, the funded Commitment advanced by such Lender hereunder.

5.3.          Sole Remedy.  The parties hereto agree and acknowledge that the indemnification rights provided in this Section 5 shall be the exclusive remedy of each party hereto against each other party hereto for breaches of the representations and warranties contained in this Agreement except with respect to (a) claims involving fraud or (b) any injunctive relief to which any party may be entitled.

5.4.          Notice.  (a)             A party which is entitled to indemnification under this Section 5 (in such capacity, individually and collectively, an “Indemnified Party”) with respect to any Loss shall give written notice thereof to the party required to provide such indemnification hereunder (in such capacity, individually and collectively, an “Indemnifying Party”) promptly after receipt of any written claim by any third party and in any event not later than twenty (20) business days after receipt of any such written claim (or not later than ten (10) business days after the receipt of any such written claim in the event such written claim is in the form of a formal complaint filed with a court of competent jurisdiction and served on the Indemnified Party), specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim; provided, however, that failure to give such notice shall not limit the right of an Indemnified Party to recover indemnity or reimbursement except to the extent that the Indemnifying Party suffers any prejudice or harm with respect to such claim as a result of such failure.  The Indemnified Party shall also provide the Indemnifying Party with such further information concerning any such claims as the Indemnifying Party may reasonably request by written notice.

5.5.          Payment of Losses.  Within thirty (30) calendar days after receiving notice of a claim for indemnification or reimbursement, the Indemnifying Party shall, by written notice to the Indemnified Party, either (a) concede or deny liability for the claim in whole or in part, or (b) in the case of a claim asserted by a third party, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved.  If the Indemnifying Party concedes liability in whole or in part, it shall, within twenty (20) business days of such concession, pay the amount of the claim to the Indemnified Party to the extent of the liability conceded.  Any such payment shall be made in immediately available funds equal to the amount of such claim so payable.  If the Indemnifying Party denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then the Indemnifying Party shall make no payment (except for the amount of any conceded liability payable as set forth above) until the matter is resolved in accordance with this Agreement.

5.6.          Defense of Claims.  In the case of any third party claim, if within 20 days after receiving the notice described in Section 5.4, the Indemnifying Party or Parties (a) gives written notice to the Indemnified Party stating that the Indemnifying Party would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were valid and that the Indemnifying Party disputes and intends to defend against such claim, liability or expense at the Indemnifying Party’s own cost and expense and (b) provides assurance reasonably acceptable to such Indemnified Party that such indemnification will be paid fully and promptly if required and such Indemnified Party will not incur cost or expense during the proceeding, then the Indemnifying Party shall be entitled to assume the defense of such claim and to choose counsel for the defense (subject to the consent of such Indemnified Party which consent shall not be unreasonably withheld) and such Indemnified Party shall not be required to make any payment with respect to such claim, liability or expense as long as the Indemnifying Party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of the defense of any such matters by the Indemnifying Party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification.  If the Indemnifying Party assumes such defense in accordance with the preceding sentence, it shall have the right to settle (provided that any such settlement which results in any adverse consequences to the Indemnified Party shall require the consent of such Indemnified Party, which consent shall not be unreasonably withheld) all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Indemnifying Party’s obligation to indemnify such Indemnified Party therefor will be fully satisfied by payment of money by the Indemnifying Party pursuant to a settlement which includes a complete release of such

Indemnified Party.  The Indemnified Party shall not settle any claim with respect to which the Indemnifying Party has assumed the defense, without the prior written consent of the Indemnifying Party.  The Indemnifying Party shall keep such Indemnified Party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such Indemnified Party with all documents and information that such Indemnified Party shall reasonably request and shall consult with such Indemnified Party prior to acting on major matters, including settlement discussions.  Notwithstanding anything herein stated, such Indemnified Party shall at all times have the right to participate in, but not control, such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such Indemnified Party shall be paid by the Indemnifying Party provided that such Indemnifying Party shall be obligated to pay for only one such counsel.  If no such notice of intent to dispute and defend is given by the Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, such Indemnified Party may undertake the defense of (with counsel selected by such Indemnified Party and paid by the Indemnifying Party), and shall have the right to compromise or settle, such claim, liability or expense (exercising reasonable business judgment) with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.  Such Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense.

6.             Transferability.  Neither this Agreement, nor any interest of any Lender herein, shall be assignable or transferable by any such Lender in whole or in part except by operation of law.  Any attempt to assign or transfer this agreement or any interest therein other than by operation of law shall be void.

7.             Miscellaneous.

7.1.          This Agreement, including the exhibits hereto, sets forth the entire understanding of the parties with respect to Lenders’ purchase of the Subject Securities from the Company, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by the party to be charged.

7.2.          Except as otherwise specifically provided herein, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar guaranteed overnight delivery or courier service or delivered in person against receipt to the party to whom it is to be given,

(a)           if to the Company,

KeyOn Communications Holdings, Inc.

11742 Stonegate Circle

Omaha, Nebraska 68164

Attn: Jonathan Snyder

(b)           if to Lender, at the address set forth on the signature page hereof,

or in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7.2.  Any notice given by means permitted by this Section 7.2 shall be deemed given at the time of receipt thereof at the address specified in this Section 7.2.

7.3.          Each party to this Agreement acknowledges that Haynes and Boone, LLP, counsel to the Company, has in the past represented and may now or in the future represent one or more of the Lenders or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”). The applicable rules of professional conduct require that Haynes and Boone, LLP inform the parties hereunder of this representation and obtain their consent. Haynes and Boone, LLP has served as counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Lender hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the Financing, Haynes and Boone, LLP has represented solely the Company, and not any Lender or any stockholder, director or employee of the Company or any Lender; and (iii) gives its informed written consent to Haynes and Boone, LLP’s representation of the Company in the Financing.

7.4.          This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company, and the permitted successors, assigns, heirs and personal representatives of Lender, not including, however, any transferees of the Subject Securities.

7.5.          The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

7.6.          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7.          This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles governing conflicts of law that would defer to the substantive law of another jurisdiction.

7.8.          In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

7.9.          Except as otherwise expressly set forth herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

7.10.        The parties hereto irrevocably consent to the jurisdiction of the courts of the State of Nevada and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.

[Signature page follows immediately]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, which shall be effective as the date first set forth above.

KEYON COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer

SIGNATURE PAGE TO BRIDGE NOTE PURCHASE AGREEMENT

                The undersigned Lender hereby executes and delivers the Agreement to which this Signature Page is attached, which Agreement and Signature Page, together with the Agreements and Signature Pages of the other Lenders, shall constitute counterpart copies thereof in accordance with the terms of the Agreement

Lender

Barry Honig

(Social Security Number or other Taxpayer ID Number)

/s/ Barry Honig
(Signature of Subscriber)

Address:

Telephone:

Fax:

If the Subject Securities will be held as joint tenants, tenants in common, or community property, please complete the following:

Print name of spouse or other co-subscriber

Signature of spouse or other co-subscriber

Social Security Number or other Taxpayer ID Number

Print manner in which shares will be held